UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest reported event): October 29, 2004

                               MOTIENT CORPORATION
               (Exact Name of Registrant as Specified in Charter)



         Delaware                         0-23044               93-0976127
(State or Other Jurisdiction of         (Commission           (IRS Employer
      Incorporation)                    File Number)        Identification No.)

     300 Knightsbridge Pkwy.
        Lincolnshire, IL                                        60069
      (Address of Principal                                  (Zip Code)
       Executive Offices)

          Registrant's telephone number, including area code: 847-478-4200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                           Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," "project," or "intend." These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements ("Cautionary Statements") include, among others, those under the caption "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2003 (filed on July 2, 2004). All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission (the "SEC") from time to time.

Our forward-looking statements are based on information available to us today, and we will not update these statements. Our actual results may differ significantly from the results discussed.

Item 1.01  Entry Into a Material Definitive Agreement

See Item 3.02 below

Item 3.02  Unregistered Sales of Equity Securities

On October 29, 2004, Motient Corporation announced that it had signed binding term sheets (the "Term Sheet") for a private placement of 15,353,606 shares of its common stock, $0.01 par value (the "Shares") at a price of $8.57 per share with 23 investors, 17 of which are current stockholders of Motient. Motient expects to receive aggregate proceeds of $126,822,783, net of approximately $5,182,620 in commissions to be paid to Motient's placement agent upon closing of the private placement. In connection with this potential sale, Motient will also grant the prospective purchasers of the Shares warrants to purchase approximately 3,838,401 additional shares common stock at a price of $8.57 per share, which will vest if and only if Motient does not meet certain deadlines with respect to the registration of the Shares. The warrants will have a term of five years.

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We anticipate that the definitive documents will contain certain terms and conditions to closing that have been agreed to in the Term Sheet. Those conditions require, among other things, that:

     (1) The investors will purchase the Shares within three (3) business days of a request for funding by Motient. If Motient does not make such a request, the sale of the Shares will not occur. Motient may request less than the entire number of committed Shares, but, in this event, will be required to pay the investors a fee equal to 2% of the sale price of the Shares that are not issued.
     (2) Motient must use proceeds of the sale the Shares to increase its equity ownership interest in Mobile Satellite Ventures, L.P. ("MSV"), and the Shares shall not be sold unless and until Motient can make such investment.
     (3) If the closing price of Motient's common stock drops below $8.50 per share for five (5) consecutive trading days, then Motient may reset the price or elect not to reset the price, and the investors may decide to accept the new price (or the existing price if the price is not reset) or terminate their investment obligation.
     (4) Motient will agree to file a registration statement with respect to the Shares within 60 days of the closing of the sale of the Shares, and to cause such registration statement to become effective within 120 days of the closing of the sale of the Shares. If Motient does not meet this deadline with respect to the filing of a registration statement, then 25% of the warrants issued in connection with the sale of the Shares will vest. If Motient does not meet this deadline with respect to the effectiveness of the registration statement, then 25% of the warrants issued in connection with the sale of the Shares will vest, with an additional 25% of the warrants to vest on each of the 30th and 60th days following the deadline with respect to effectiveness, if the registration statement is not effective by such dates.
     (5) Motient will be permitted to undertake a rights offering of up to $50 million subsequent to the sale of the Shares, at a price equal to the sale price of the Shares. Any such rights offering will be limited to stockholders that did not participate in the private placement of the Shares, and participants will not have any right of over-subscription or be able to purchase more than their pro-rata ownership of Motient.
     (6) Motient is obligated to pay the investors aggregate fees of up to $2,631,608 if the investment is not promptly consummated. Such fees increase over time.
     (7) The proposed transaction will be subject to other conditions customary to the signing and closing of a securities purchase agreement.

Because of these conditions of the term sheet, Motient can provide no assurance that the consummation of the transactions described herein will occur within the expected time frame, if ever.

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Since the Shares, warrants and any shares issued upon the exercise of the warrants, have not been registered under the Securities Act of 1933, as amended, they may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. As the potential purchasers are all accredited investors, and no general solicitation has occurred, or will occur, as part of the offering and sale of these securities, Motient has relied upon the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

Certain investment entities affiliated with James Dondero, one of our directors, and a greater than 5% shareholder of Motient, have entered into a Term Sheet with Motient. The Singer Childrens Management Trust, a potential affiliate of Gary Singer, brother of Steven Singer, our chairman, has entered into a Term Sheet with Motient. George Haywood, Paul Tudor Jones II, Javes G. Dinan and John
C. Waterfall, each beneficial owners of more than 5% of our common stock, have entered into Term Sheets with Motient.

Item 8.01  Other Events

Also on October 29, 2004, Motient entered into a letter agreement with MSV evidencing MSV's intent to sell, and Motient's intent to purchase, MSV limited partnership units, and a proportionate number of shares of Mobile Satellite Ventures GP Inc., the general partner of MSV. The consummation of such investment is subject to the preparation of definitive documentation on terms and conditions mutually acceptable to both parties. The closing is expected to occur on or before Nov. 11, 2004.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MOTIENT CORPORATION



                                            By: /s/ Chris Downie
                                                -----------------------
                                                Christopher Downie
                                                Executive Vice President
                                                Chief Operating Officer

Date:  October 29, 2004



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